                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23046) and the Registration Statement on Form S-3
(No. 33-60294) of our reports dated February 10, 1995 and February 10, 1995 (except as to the fourth sentence of the fifth paragraph of Note 5, for which the date is March 15, 1995) appearing in and incorporated by reference, respectively, in the Annual Report on Form 10-K for the year ended December 31, 1994 filed by Borg-Warner Security Corporation.



DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 1995